Exhibit 99.1

Avon Reports Second-Quarter 2019 Results
Pricing and Productivity drive Profitability and Cash Flow improvements
GAAP Operating Margin down 130 bps; Adjusted1 Operating Margin up 190 bps

LONDON, August 1, 2019 - Avon Products, Inc. (NYSE:AVP) today announced its results for the quarter ended June 30, 2019.

	THREE MONTHS ENDED JUNE 30, 2019
			Change vs 2Q18
	Reported (GAAP)	Adjusted[1] (Non-GAAP)	Reported (GAAP)	Adjusted[1] (Non-GAAP)
Total US$ Reportable Segment Revenue	$1,170.3	$1,170.3	(12)%	(12)%
Total C$[1] Reportable Segment Revenue Change			(5)%	(5)%
Gross Margin	57.7%	58.4%	(240) bps	(170) bps
US$ Operating Profit	$30.5	$89.3	(42)%	16%
Operating Margin	2.6%	7.6%	(130) bps	190 bps
Diluted EPS from continuing operations	$(0.03)	$0.06	$0.06	$0.09
Free Cash Flow[1]	$26.3	$26.3	$59.6	$59.6

Jan Zijderveld, Avon CEO, said, “In the second quarter, we continued to execute our Open Up strategy, with pricing and productivity gains which drove adjusted operating margin expansion and improved free cash flow1."

Mr. Zijderveld continued, "Our focus on productivity in the second quarter, including less discounting, more effective incentives, optimizing promotions and more favorable mix, led to a 5% improvement in Average Representative Sales with price/mix up 9%. We have continued to improve mix and tiering by increasing our focus on higher priced categories, like Fragrance, Skin Care, and product bundles. Faster development and launches of on trend innovation has allowed us to leverage pricing power on new items."

Mr. Zijderveld emphasized, “Recruiting and retention remain key areas of focus. Helping Her earn more money while we generate more profitable revenue is key to maintaining a healthier and happier Representative base and crucial to driving our future growth."

Gustavo Arnal, Avon CFO, said, “In the second quarter, we drove positive impact on adjusted operating margin and cash flow generation given our intentional interventions to increase productivity. A combination of pricing efforts and savings across multiple cost lines led to 190 basis points of adjusted operating margin expansion, despite unfavorable FX. We monetized non-core assets to self fund our Open Up Avon strategy. Free Cash Flow improved significantly, including working capital efficiencies."

Page | 1

Highlights for Second-Quarter 2019 (compared with second-quarter 2018, unless otherwise noted):

•	Total Reportable Segment Revenue decreased 12% in reported currency and 5% in constant dollars. Price/mix increased 9%.

•	Average Representative Sales in constant dollars from Reportable Segments increased 5%, driven by increases in all segments.

•	Active Representatives from Reportable Segments declined 10%, with decreases reported in all segments, and declined 3% compared to first-quarter 2019.

•	Gross Margin of 57.7%. Adjusted Gross Margin decreased 170 basis points to 58.4%, unfavorably impacted primarily by foreign exchange.

•	Operating Margin of 2.6%. Adjusted Operating Margin increased 190 basis points to 7.6%, driven by price/mix and savings across multiple cost lines.

•	Diluted Loss Per Share from continuing operations of $0.03. Adjusted Diluted Earnings Per Share of $0.06, compared with Adjusted Diluted Loss Per Share of $0.03 for second-quarter 2018.
Second-Quarter 2019 Segment Review (compared with second-quarter 2018, unless otherwise noted)

SEGMENT RESULTS
($ in millions)
	Revenue			Active Representatives	Average Rep Sales C$	Units Sold	Price/ Mix C$	Active Representatives
	US$		C$
Revenue & Drivers	Reported (GAAP)	% var. vs 2Q18	% var. vs 2Q18	% var. vs 2Q18	% var. vs 2Q18	% var. vs 2Q18	% var. vs 2Q18	% var. vs 1Q19

Europe, Middle East & Africa	$425.1	(15)%	(8)%	(9)%	1%	(14)%	6%	(7)%
South Latin America	443.0	(14)	—	(12)	12	(17)	17	(2)
North Latin America	193.8	(7)	(6)	(10)	4	(8)	2	1
Asia Pacific	108.4	(4)	(3)	(9)	6	(9)	6	1
Total from reportable segments	1,170.3	(12)	(5)	(10)	5	(14)	9	(3)
Other operating segments and business activities	4.5	(69)	(69)
Total Avon	$1,174.8	(13)%	(5)%
Adjustments to Second-Quarter 2019 GAAP Operating Profit to Arrive at Adjusted Operating Profit Results
During the second quarter of 2019, the following adjustments were made to GAAP Operating Profit to arrive at Adjusted Operating Profit:

•
The Company recorded costs to implement ("CTI") restructuring of approximately $46 million, primarily related to the Open Up Avon initiative, mostly for professional services, headcount reductions and asset write-offs.

•	The Company recorded approximately $13 million of other expenses, primarily professional fees incurred in relation to the Natura transaction, and other impairment losses on assets.

Page | 2

Operating Profit/Margin	2Q 2019 Operating Profit US$	2Q 2019 Operating Margin US$	Change in US$ vs 2Q18

Segment profit/margin
Europe, Middle East & Africa	$59.0	13.9%	(100) bps
South Latin America	65.2	14.7	400
North Latin America	19.1	9.9	70
Asia Pacific	10.8	10.0	350
Total from reportable segments	154.1	13.2	150

Other operating segments and business activities	.5
Unallocated global expenses	(65.3)
Total Avon Adjusted (Non-GAAP)	$89.3	7.6%	190 bps

CTI restructuring initiatives	(45.7)
Impairment loss on assets and Other items	(13.1)
Total Avon Reported (GAAP)	$30.5	2.6%	(130) bps

Other operating segments and business activities include revenue from the sale of products to New Avon LLC since the separation of the Company's North America business into New Avon LLC on March 1, 2016 and ongoing royalties from the licensing of the Company's name and products. Other operating segments and business activities in 2018 also included the business results for Australia and New Zealand, which the Company exited in 2018.
Second-Quarter 2019 Cash Flow Review (compared with second-quarter 2018)

•
Free Cash Flow improved $59.6 million compared to the prior year as cash proceeds from asset sales funded Open Up Avon initiatives and net favorability resulted from improved earnings and working capital.

•
Net cash provided by operating activities of continuing operations improved $17.5 million compared to the prior year, driven by higher cash generated from earnings and improved working capital, partially offset by an increase in restructuring payments.

•
Net cash provided by investing activities of continuing operations improved $42.1 million compared to the prior year, primarily due to net proceeds from the sales of the Rye office and the Malaysia Maximin business.

	Three Months Ended June 30
	2019	2018	Change vs 2Q18
Net cash provided (used) by operating activities of continuing operations	$7.1	$(10.4)	$17.5
Net cash provided (used) by investing activities of continuing operations	$19.2	$(22.9)	$42.1
Free Cash Flow	$26.3	$(33.3)	$59.6
Subsequent Event
In July 2019, the Company issued $400 million in aggregate principal amount of 6.5% Senior Notes which will mature on August 15, 2022. The proceeds were partially used to purchase an aggregate principal amount of $275 million of the Company's 4.6% Notes, due during 2020, under a cash tender offer completed during July 2019.
Conference call
Avon will conduct a conference call at 9:00 a.m. Eastern Time today to discuss its quarterly results. The dial-in number for the call is (877) 407-0789 in North America or (201) 689-8562 from international locations. The call and related slide presentation

Page | 3

will be webcast live at investor.avonworldwide.com and can be accessed or downloaded from that site for a period of one year. A telephonic playback of the call will also be available from 12:00 p.m. Eastern Time, August 1, 2019 through August 15, 2019. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13692192.
About Avon Products, Inc.
For 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Millions of independent Representatives across the world sell iconic Avon brands such as Avon Color and ANEW through their social networks, building their own beauty businesses on a full- or part-time basis. Avon supports women's empowerment, entrepreneurship and well-being and has donated over $1 billion to women's causes through Avon and the Avon Foundation. Learn more about Avon and its products at www.avonworldwide.com. #Stand4Her

Contacts (Investors & Media):
Amy Greene
Avon Investor & Stakeholder Relations
(212) 282-5320
or
James Golden/Leigh Parrish/Sophie Throsby
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
(AV-IR)
Footnotes
1 "Adjusted" items refer to financial measures that are derived from measures calculated in accordance with GAAP, but which have been adjusted to exclude certain items. Other Adjusted financial measures that the Company refers to include constant dollar ("C$") items and Free Cash Flow which the Company defines as net cash provided (used) by operating activities of continuing operations plus net cash provided (used) by investing activities of continuing operations. All of these adjusted items are Non-GAAP financial measures as described below under "Non-GAAP Financial Measures." These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Please refer to the Company's "Non-GAAP Financial Measures" description at the end of this release and the reconciliations the Company provides of these Non-GAAP financial measures to their comparable GAAP measures.
Forward-Looking Statements
This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s growth and long-term success, and improved representative engagement and service. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in Avon’s markets as well as the other risks detailed in Avon’s Annual Report on Form 10-K for the year ended December 31, 2018, and Avon's other filings with the Securities and Exchange Commission. Avon undertakes no obligation to update any statements in this press release for changes that happen after the date of this release.

Page | 4

AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Percent Change	Six Months Ended		Percent Change
	June 30			June 30
	2019	2018		2019	2018
Product sales	$1,108.8	$1,268.8	(13)%	$2,225.0	$2,578.4	(14)%
Other revenue	66.0	83.1		136.7	167.0
Total revenue	1,174.8	1,351.9	(13)%	2,361.7	2,745.4	(14)%

Cost of sales	(497.5)	(539.7)		(1,014.5)	(1,119.4)
Selling, general and administrative expenses	(646.8)	(759.2)		(1,320.6)	(1,528.1)
Operating profit	30.5	53.0	(42)%	26.6	97.9	(73)%

Interest expense	(30.7)	(34.5)		(63.9)	(70.7)
Loss on extinguishment of debt and credit facilities	—	(2.9)		(2.0)	(2.9)
Interest income	1.5	3.5		3.2	7.7
Other income (expense), net	6.8	(19.4)		29.4	(21.9)
Gain on sale of business / assets	13.2	—		23.5	—
Total other expenses	(9.2)	(53.3)		(9.8)	(87.8)

Income (loss) from continuing operations, before income taxes	21.3	(0.3)	*	16.8	10.1	66%
Income taxes	(27.2)	(36.7)		(46.7)	(68.2)

Loss from continuing operations, net of tax	(5.9)	(37.0)	84%	(29.9)	(58.1)	49%
Loss from discontinued operations, net of tax	(13.2)	—		(22.7)	—

Net loss	(19.1)	(37.0)	48%	(52.6)	(58.1)	9%
Net (income) loss attributable to noncontrolling interests	(0.4)	0.9		0.4	1.7
Net loss attributable to Avon	$(19.5)	$(36.1)	46%	$(52.2)	$(56.4)	7%

Loss per share (1)
Basic
Basic EPS from continuing operations	$(0.03)	$(0.09)	67%	$(0.09)	$(0.15)	40%
Basic EPS from discontinued operations	(0.03)	—	*	(0.05)	—	*
Basic EPS attributable to Avon	$(0.06)	$(0.09)	33%	$(0.14)	$(0.15)	7%

Diluted
Diluted EPS from continuing operations	$(0.03)	$(0.09)	67%	$(0.09)	$(0.15)	40%
Diluted EPS from discontinued operations	(0.03)	—	*	(0.05)	—	*
Diluted EPS attributable to Avon	$(0.06)	$(0.09)	33%	$(0.14)	$(0.15)	7%

Weighted-average shares outstanding:
Basic	442.3	442.2		442.5	441.5
Diluted	442.5	442.2		442.6	441.5

* Calculation not meaningful
 (1) Under the two-class method, loss per share is calculated using net loss allocable to common shares, which is derived by reducing net loss by the loss allocable to participating securities and earnings allocated to convertible preferred stock. Net loss allocable to common shares used in the basic and diluted earnings per share calculation was ($25.5) and ($41.7) for the three months ended June 30, 2019 and 2018, respectively. Net loss allocable to common shares used in the basic and diluted earnings per share calculation was ($64.1) and ($67.8) for the six months ended June 30, 2019 and 2018, respectively.

Page | 5

AVON PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2018 (Audited), March 31, 2019 (Unaudited) and June 30, 2019 (Unaudited)
(In millions)

	June 30,	March 31,	December 31,
	2019	2019	2018
Assets
Current Assets
Cash and cash equivalents	$421.0	$406.4	$532.7
Restricted cash	—	17.0	—
Accounts receivable, net	332.8	340.9	349.7
Inventories	515.6	532.3	542.0
Prepaid expenses and other	264.2	255.2	272.0
Assets held for sale	10.1	15.7	65.6
Total current assets	1,543.7	1,567.5	1,762.0

Property, plant and equipment, at cost	1,177.8	1,200.5	1,207.8
Less accumulated depreciation	(657.6)	(657.3)	(650.2)
Property, plant and equipment, net	520.2	543.2	557.6

Right-of-use assets	174.9	180.3	—
Goodwill	89.9	88.6	87.4
Deferred tax asset	208.2	204.2	212.6
Other assets	434.3	413.7	390.4
Total assets	$2,971.2	$2,997.5	$3,010.0

Liabilities, Series C Convertible Preferred Stock and Shareholders' Deficit
Current Liabilities
Debt maturing within one year	398.5	425.4	12.0
Accounts payable	682.2	706.0	816.5
Accrued compensation	94.1	103.9	85.5
Other accrued liabilities	436.1	425.2	451.3
Sales taxes and taxes other than income	116.0	94.1	103.9
Income taxes	11.7	11.0	15.9
Liabilities held for sale	—	0.1	11.4
Current liabilities of discontinued operations	18.1	9.5	—
Total current liabilities	1,756.7	1,775.2	1,496.5
Long-term debt	1,197.0	1,196.4	1,581.6
Long-term operating lease liability	144.8	150.4	—
Employee benefit plans	129.6	128.2	128.3
Long-term income taxes	140.9	135.3	136.2
Other liabilities	54.8	55.2	72.1
Total liabilities	3,423.8	3,440.7	3,414.7

Series C convertible preferred stock	504.7	498.3	492.1

Shareholders' Deficit
Common stock	190.7	190.6	190.3
Additional paid-in capital	2,307.5	2,302.1	2,303.6
Retained earnings	2,169.5	2,195.4	2,234.3
Accumulated other comprehensive loss	(1,028.9)	(1,034.4)	(1,030.4)
Treasury stock, at cost	(4,603.3)	(4,602.3)	(4,602.3)
Total Avon shareholders' deficit	(964.5)	(948.6)	(904.5)
Noncontrolling interests	7.2	7.1	7.7
Total shareholders' deficit	(957.3)	(941.5)	(896.8)
Total liabilities, series C convertible preferred stock and shareholders' deficit	$2,971.2	$2,997.5	$3,010.0

Page | 6

AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
Cash Flows from Operating Activities
Net loss	$(19.1)	$(37.0)	$(52.6)	$(58.1)
Loss from discontinued operations, net of tax	(13.2)	—	(22.7)	—
Loss from continuing operations, net of tax	(5.9)	(37.0)	(29.9)	(58.1)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation	15.9	20.8	36.5	41.6
Amortization	6.2	6.7	12.8	13.8
Provision for doubtful accounts	28.8	43.1	58.7	86.2
Provision for obsolescence	9.5	3.6	16.2	13.3
Share-based compensation	5.7	3.7	5.2	7.5
Foreign exchange losses (gains)	11.9	8.9	(7.3)	13.5
Deferred income taxes	(0.9)	(2.0)	7.3	(0.2)
Impairment loss on assets	13.3	—	13.3	—
Gain on sale of business / assets	(13.2)	—	(23.5)	—
Other	3.5	—	5.2	3.2

Changes in assets and liabilities:
Accounts receivable	(16.6)	(45.6)	(40.9)	(50.0)
Inventories	13.2	(41.3)	18.0	(99.7)
Prepaid expenses and other	(23.2)	1.6	15.2	1.7
Accounts payable and accrued liabilities	(47.1)	29.7	(211.3)	(76.6)
Income and other taxes	19.2	0.6	7.2	(0.3)
Noncurrent assets and liabilities	(13.2)	(3.2)	(18.3)	(2.6)
Net cash provided (used) by operating activities of continuing operations	7.1	(10.4)	(135.6)	(106.7)

Cash Flows from Investing Activities
Capital expenditures	(11.3)	(20.2)	(32.5)	(48.0)
Disposal of assets	0.4	0.6	0.8	1.4
Net proceeds from sale of business	30.1	—	76.5	—
Other investing activities	—	(3.3)	—	(3.3)
Net cash provided (used) by investing activities of continuing operations	19.2	(22.9)	44.8	(49.9)

Cash Flows from Financing Activities
Debt, net (maturities of three months or less)	(26.7)	(14.0)	0.5	(10.4)
Repayment of debt	(0.3)	(238.1)	(0.3)	(238.6)
Repurchase of common stock	(1.1)	(0.5)	(1.1)	(3.2)
Other financing activities	—	(0.1)	(9.2)	(0.1)
Net cash used by financing activities of continuing operations	(28.1)	(252.7)	(10.1)	(252.3)

Cash Flows from Discontinued Operations
Net cash used by operating activities of discontinued operations	(4.6)	—	(4.6)	—
Net cash used by discontinued operations	(4.6)	—	(4.6)	—

Effect of exchange rate changes on cash and cash equivalents, and restricted cash	4.0	(42.6)	(2.3)	(28.7)
Net decrease in cash and cash equivalents, and restricted cash	(2.4)	(328.6)	(107.8)	(437.6)
Cash and cash equivalents, and restricted cash at beginning of period (1)	431.0	772.5	536.4	881.5
Cash and cash equivalents, and restricted cash at end of period (2)	$428.6	$443.9	$428.6	$443.9

(1)
The balance at the beginning of the six month period ended June 30, 2019 includes cash and cash equivalents of $3.7 classified as Assets held for sale in the Company's Consolidated Balance Sheets at the end of the year in 2018

(2)	Includes restricted cash of $7.6 related to the sale of Avon Manufacturing (Guangzhou), Ltd. at June 30, 2019.

Page | 7

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Three Months Ended June 30, 2019
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED JUNE 30, 2019
	Reported (GAAP)	CTI restructuring initiatives	Impairment loss on assets and other items[2]	Adjusted (Non-GAAP)
Total revenue	$1,174.8	$—	$—	$1,174.8
Cost of sales	(497.5)	8.6	—	(488.9)
Selling, general and administrative expenses	(646.8)	37.1	13.1	(596.6)
Operating profit	30.5	45.7	13.1	89.3
Gain on sale of business / assets[1]	13.2	(13.2)	—	—
All other expenses	(22.4)	—	—	(22.4)
Income from continuing operations, before income taxes	21.3	32.5	13.1	66.9
Income taxes	(27.2)	(6.6)	—	(33.8)
(Loss) income from continuing operations, net of tax	$(5.9)	$25.9	$13.1	$33.1

Diluted EPS from continuing operations	$(0.03)			$0.06

Gross margin	57.7%	0.7	—	58.4%
SG&A as a % of revenue	55.1%	(3.2)	(1.1)	50.8%
Operating margin	2.6%	3.9	1.1	7.6%
Effective tax rate	127.7%			50.5%

1Gain relates to the sales of the Rye office and the Malaysia Maximin business.
2The Company recorded approximately $13 million of other expenses, primarily professional fees incurred in relation to the Natura transaction, and other impairment losses on assets.
Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Three Months Ended June 30, 2019
Net cash provided by operating activities of continuing operations	$7.1
Net cash provided by investing activities of continuing operations	19.2
Free cash flow	$26.3

Net cash used by financing activities of continuing operations	$(28.1)

Page | 8

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Six Months Ended June 30, 2019
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	SIX MONTHS ENDED JUNE 30, 2019
	Reported (GAAP)	CTI restructuring initiatives	Impairment loss on assets and other items [2]	Adjusted (Non-GAAP)
Total revenue	$2,361.7	$—	$—	$2,361.7
Cost of sales	(1,014.5)	12.9	—	(1,001.6)
Selling, general and administrative expenses	(1,320.6)	86.3	17.2	(1,217.1)
Operating profit	26.6	99.2	17.2	143.0
Gain on sale of business / assets[1]	23.5	(23.5)	—	—
All other expenses	(33.3)	—	—	(33.3)
Income from continuing operations, before income taxes	16.8	75.7	17.2	109.7
Income taxes	(46.7)	(10.3)	—	(57.0)
(Loss) income from continuing operations, net of tax	$(29.9)	$65.4	$17.2	$52.7

Diluted EPS from continuing operations	$(0.09)			$0.09

Gross margin	57.0%	0.6	—	57.6%
SG&A as a % of revenue	55.9%	(3.6)	(0.7)	51.5%
Operating margin	1.1%	4.2	0.7	6.1%
Effective tax rate	278.0%			52.0%

1Gain relates to the sale of the China manufacturing facility in the first quarter of 2019 and to the sales of the Rye office and the Malaysia Maximin business in the second quarter of 2019.
2The Company recorded approximately $17 million of other expenses, primarily professional fees incurred in relation to the Natura transaction, and other impairment losses on assets.
Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Six Months Ended June 30, 2019
Net cash used by operating activities of continuing operations	$(135.6)
Net cash provided by investing activities of continuing operations	44.8
Free cash flow	$(90.8)

Net cash used by financing activities of continuing operations	$(10.1)

Page | 9

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Three Months Ended June 30, 2018
(In millions, except per share data)

This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED JUNE 30, 2018
	Reported (GAAP)	CTI restructuring initiatives	Special tax items	Adjusted (Non-GAAP)
Total revenue	$1,351.9	$—	$—	$1,351.9
Cost of sales	(539.7)	0.5	—	(539.2)
Selling, general and administrative expenses	(759.2)	23.2	—	(736.0)
Operating profit	53.0	23.7	—	76.7
(Loss) income before income taxes	(0.3)	23.7	—	23.4
Income taxes	(36.7)	—	5.5	(31.2)
Net loss	$(37.0)	$23.7	$5.5	$(7.8)

Diluted EPS	$(0.09)			$(0.03)

Gross margin	60.1%	—	—	60.1%
SG&A as a % of revenue	56.2%	(1.8)	—	54.4%
Operating margin	3.9%	1.8	—	5.7%
Effective tax rate	*			133.3%

* Calculation not meaningful
Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Three Months Ended June 30, 2018
Net cash used by operating activities of continuing operations	$(10.4)
Net cash used by investing activities of continuing operations	(22.9)
Free cash flow	$(33.3)

Net cash used by financing activities of continuing operations	$(252.7)

Page | 10

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Six Months Ended June 30, 2018
(In millions, except per share data)

This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	SIX MONTHS ENDED JUNE 30, 2018
	Reported (GAAP)	CTI restructuring initiatives	Special tax items	Adjusted (Non-GAAP)
Total revenue	$2,745.4	$—	$—	$2,745.4
Cost of sales	(1,119.4)	1.1	—	(1,118.3)
Selling, general and administrative expenses	(1,528.1)	33.5	—	(1,494.6)
Operating profit	97.9	34.6	—	132.5
Income before income taxes	10.1	34.6	—	44.7
Income taxes	(68.2)	(2.1)	14.7	(55.6)
Net loss	$(58.1)	$32.5	$14.7	$(10.9)

Diluted EPS	$(0.15)			$(0.05)

Gross margin	59.2%	—	—	59.3%
SG&A as a % of revenue	55.7%	(1.2)	—	54.4%
Operating margin	3.6%	1.2	—	4.8%
Effective tax rate	675.2%			124.4%

Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Six Months Ended June 30, 2018
Net cash used by operating activities of continuing operations	$(106.7)
Net cash used by investing activities of continuing operations	(49.9)
Free cash flow	$(156.6)

Net cash used by financing activities of continuing operations	$(252.3)

Page | 11

Non-GAAP Financial Measures
To supplement the Company's financial results presented in accordance with GAAP, the Company discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: revenue, operating profit (loss), Adjusted operating profit, operating margin, Adjusted operating margin and diluted earnings (loss) per share. The Company also refers to these adjusted financial measures as constant dollar items, which are Non-GAAP financial measures. The Company believes these measures provide investors an additional perspective on trends and underlying business results. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, the Company calculates current-year results and prior-year results at constant exchange rates, which are updated on an annual basis as part of the Company's budgeting process. Foreign currency impact is determined as the difference between actual growth rates and constant-dollar growth rates. The approximate unfavorable impact of foreign currency on second-quarter 2019 Total Avon revenue was (8)%.
The Company also presents cost of sales, gross margin, selling, general and administrative expenses, selling, general and administrative expenses as a percentage of revenue, operating profit (loss), operating margin, income (loss) before taxes, income taxes, net income (loss), diluted earnings (loss) per share and effective tax rate on a Non-GAAP basis. The Company refers to these Non-GAAP financial measures as "Adjusted." The Company also presents free cash flow as an additional financial measure for liquidity. The Company has provided quantitative reconciliations of the Non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP. See "Supplemental Schedule - Non-GAAP Financial Measures" within this release for these quantitative reconciliations.
The Company uses Non-GAAP financial measures to evaluate its operating performance. These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes investors find the Non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the Company's financial results in any particular period. The Company believes that it is meaningful for investors to be made aware of the impacts of: 1) CTI restructuring initiatives; 2) impairment loss on assets and other items and 3) one-time tax items that are not associated with recurring, normal operations ("Special tax items").
The Special tax items include the impact on the provision for income taxes in the Consolidated Statements of Operations during the first and second quarters of 2018 due to one-time tax reserves of approximately $9 million and $6 million, respectively, associated with the Company's uncertain tax positions.

Page | 12